Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated May 28, 2014, relating to the financial statements and financial highlights which appear in the March 31, 2014 Annual Reports to Shareholders of the following funds of the Goldman Sachs Trust: High Quality Floating Rate Fund, Short Duration Government Fund, Enhanced Income Fund, Government Income Fund, Short Duration Income Fund, Inflation Protected Securities Fund, Limited Maturity Obligations Fund, Short Duration Tax-Free Fund, High Yield Municipal Fund, Municipal Income Fund, Core Fixed Income Fund, Core Plus Fixed Income Fund, Strategic Income Fund, Global Income Fund, World Bond Fund, Investment Grade Credit Fund, U.S. Mortgages Fund, High Yield Fund, Local Emerging Markets Debt Fund, Emerging Markets Debt Fund, High Yield Floating Rate Fund, Dynamic Emerging Markets Debt Fund, Long Short Credit Strategies Fund, and Fixed Income Macro Strategies which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

July 29, 2014